UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

PIXAR

(Exact Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 5, 2003

To the Shareholders:

      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pixar, a California corporation, will be held on Friday, September 5, 2003 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, for the following purposes:

1. To re-elect eight directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To ratify the appointment of KPMG LLP as independent auditors of Pixar for the fiscal year ending January 3, 2004.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only holders of record of Pixar’s common stock at the close of business on July 23, 2003 are entitled to notice of and to vote at the Annual Meeting.

      All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors

Ann Mather
Executive Vice President,
Chief Financial Officer and Secretary

Emeryville, California

August 15, 2003

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

PROCEDURAL MATTERS
PROPOSAL NO. 1
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PIXAR STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS

PIXAR

PROXY STATEMENT

FOR
2003 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Pixar, a California corporation, for use at Pixar’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, September 5, 2003 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103. Pixar’s headquarters are located at 1200 Park Avenue, Emeryville, California 94608, and the telephone number at that location is (510) 752-3000.

      This Proxy Statement and the enclosed proxy card, together with Pixar’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, were mailed on or about August 15, 2003 to all shareholders entitled to vote at the Annual Meeting.

      Pixar’s 2002 fiscal year began on December 30, 2001 and ended on December 28, 2002. All references in this Proxy Statement to fiscal 2002 refer to the period from December 30, 2001 through December 28, 2002.

Record Date

      Only holders of record of Pixar’s common stock, no par value (the “Common Stock”), at the close of business on July 23, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 54,522,506 shares of Pixar’s Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Pixar’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Proxies; Revocability of Proxies

      All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Pixar does not currently anticipate that any other matters will be raised at the Annual Meeting.

      A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Pixar’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

      The cost of soliciting proxies will be borne by Pixar. Pixar may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Pixar’s directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Pixar intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

Deadline for Receipt of Shareholder Proposals

      Any proposal of a shareholder of Pixar which is intended to be presented by such shareholder at Pixar’s Annual Meeting of Shareholders in 2004 must be received by Pixar no later than April 6, 2004 in order for such proposal to be considered for inclusion in Pixar’s proxy statement and form of proxy relating to such meeting.

      The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Pixar’s Annual Meeting of Shareholders in 2004, and the shareholder does not give appropriate notice to Pixar on or before June 20, 2004, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

      Pixar’s current Bylaws authorize a range of six to eleven directors, currently set at eight, to serve on Pixar’s Board of Directors. A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Pixar’s eight nominees named below, all of whom are presently directors of Pixar.

      In the event that any nominee of Pixar is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

      The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pixar.

Name	Age(1)	Position with Pixar

Steve Jobs	48	Chairman and Chief Executive Officer
Edwin E. Catmull	58	Director and President
Skip M. Brittenham	61	Director
Joseph A. Graziano	59	Director
Lawrence B. Levy	44	Director
Joe Roth	55	Director
Larry W. Sonsini	62	Director
John S. Wadsworth, Jr.	63	Director

(1)	As of July 31, 2003.

      Mr. Jobs is a co-founder of Pixar and has served as Chairman since March 1991, and as Chief Executive Officer since February 1986. He has been a director of Pixar since February 1986. In addition, Mr. Jobs is currently Chief Executive Officer and a member of the Board of Directors of Apple Computer, Inc. (“Apple”). Mr. Jobs was also a co-founder of NeXT, Inc. (“NeXT”), which developed and marketed object-oriented software for client/server business applications and the Internet, and served as the Chairman and Chief Executive Officer of NeXT from October 1985 until February 1997, when NeXT was acquired by Apple. Mr. Jobs then served as an advisor to Apple on a limited basis and served as interim Chief Executive Officer until assuming his current role as Chief Executive Officer at Apple.

      Dr. Catmull is a co-founder of Pixar and in January 2001 was promoted to President. He has served as a member of the executive team and as Chief Technical Officer of Pixar since the incorporation of the company. In 1979, Dr. Catmull brought his high-technology expertise to the film industry as vice president of the Computer Division of Lucasfilm, Ltd. During that time, Dr. Catmull managed four development efforts in the areas of computer graphics, video editing, video games and digital audio. He was also a key developer of RenderMan®, the program that creates realistic digital effects for computer graphics and animation. Dr. Catmull has been honored with three Scientific and Technical Engineering Awards from The Academy of Motion Picture Arts and Sciences for his work, including an Oscar “for significant advancements to the field of motion picture rendering as exemplified in Pixar’s RenderMan®.” He also won the Coons Award, which is the highest achievement in computer graphics, for his lifetime contributions. Dr. Catmull is a member of the Academy of Motion Picture Arts and Sciences and the Science and Technical Awards Committee. Dr. Catmull earned his B.S. degrees in computer science and physics and his Ph.D. in computer science from the University of Utah.

      Mr. Brittenham has served as a director of Pixar since August 1995. He is a senior partner with the entertainment law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman LLP, which was founded in 1978. Mr. Brittenham currently serves on the board of, or is a trustee of numerous charitable organizations, including Conservation International, KCET, the Environmental Media Association and the Alternative Medical AIDS Foundation. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California, Los Angeles.

      Mr. Graziano has served as a director of Pixar since August 1995. From June 1989 to December 1995, he was the Executive Vice President and Chief Financial Officer of Apple and was a member of the Board of Directors of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. and from October 1981 to May 1985 as Chief Financial Officer of Apple. In addition, he has held accounting positions with various technology companies in the Silicon Valley. Mr. Graziano also serves as a director of Packeteer, Inc. Mr. Graziano received a B.S. in accounting from Merrimack College and is a certified public accountant.

      Mr. Levy has served as a director of Pixar since April 1999. From June 2000 to December 2000, Mr. Levy was President and Chief Executive Officer and a director of Shockwave.com. Mr. Levy served as Executive Vice President and Chief Financial Officer of Pixar from February 1995 to March 1999. Mr. Levy served as

Secretary of Pixar from October 1995 to March 1999. Prior to joining Pixar, he was Vice Chairman and Chief Financial Officer of Electronics for Imaging, Inc. (EFI), a provider of hardware products for the digital color imaging market. Prior to his tenure at EFI, he was a partner at the law firm of Wilson Sonsini Goodrich & Rosati specializing in intellectual property protection and licensing. Mr. Levy received a B.S. in business and accounting from Indiana University and a J.D. from Harvard Law School.

      Mr. Roth, founder of Revolution Studios, has served as a director of Pixar since October 2000. Mr. Roth formed Revolution Studios in May 2000 to independently produce and finance films in partnership with Sony Pictures, Starz!/ Encore Group and Fox Entertainment Group. Prior to founding Revolution Studios, Mr. Roth served as Chairman of the Walt Disney Studios from April 1996 to January 2000, Chairman of the Walt Disney Motion Picture Group from August 1994 to April 1996, and Chairman of Twentieth Century Fox from July 1989 to November 1992. In addition, Mr. Roth ran Caravan Pictures from 1992 to 1994. Prior to his time at Twentieth Century Fox, Mr. Roth was a producer/director and co-founded Morgan Creek Pictures. Mr. Roth is a graduate of Boston University.

      Mr. Sonsini has served as a director of Pixar since April 1995 and served as Secretary from April 1995 to October 1995. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as Chairman and Chief Executive Officer. Mr. Sonsini also serves as a director for Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation and LSI Logic Corporation. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

      Mr. Wadsworth has served as a director of Pixar since December 2002. Mr. Wadsworth is Honorary Chairman of Morgan Stanley Asia Limited and an Advisory Director for Morgan Stanley globally, having spent nearly two decades overseeing Morgan Stanley’s policy and business strategies throughout Asia and Australia. After joining Morgan Stanley in 1978, Mr. Wadsworth had numerous responsibilities in the U.S. Investment Banking Division, including serving on the Investment Banking Operating Committee, Chairman of the Firm Investment Account Committee, Chairman of Morgan Stanley Ventures and a member of the Firm’s Management Committee. Mr. Wadsworth is also a Trustee and Vice Chairman of the Asia Society, a Trustee of Williams College, a member of the Board of Trustees of the Guggenheim Museum of New York and a Partner of Manitou Ventures. Mr. Wadsworth earned a B.A. from Williams College and a M.B.A. from the University of Chicago, Graduate School of Business.

Board Meetings and Committees

      The Board of Directors held a total of three meetings (including regularly scheduled and special meetings) during fiscal 2002 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served, except for Messrs. Catmull, Sonsini and Roth.

      The Board of Directors of Pixar has two standing committees which were established in October 1995: an Audit Committee and a Compensation Committee. Pixar has no nominating committee or a committee performing a similar function.

      The Audit Committee consisted of Messrs. Brittenham, Graziano, Sonsini and Wadsworth at the end of fiscal 2002. Mr. Wadsworth was appointed to the Audit Committee in December 2002. The Audit Committee currently consists of Messrs. Graziano, Levy and Wadsworth. The Audit Committee is responsible for (i) recommending engagement of Pixar’s independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their reviews and audits, (iv) reviewing and approving any material accounting policy changes affecting Pixar’s operating results, (v) reviewing Pixar’s control procedures and personnel, and (vi) reviewing and evaluating Pixar’s accounting principles and its system of internal accounting controls. The Audit Committee held five meetings during fiscal 2002.

      The Compensation Committee currently consists of Messrs. Graziano and Wadsworth. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for Pixar’s officers and other employees, (ii) administering Pixar’s stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 2002, but Pixar’s Board of Directors performed similar functions during fiscal 2002.

Director Compensation

      Directors who are not employees of Pixar receive a fee of $1,000 for each meeting attended of the Board of Directors and a fee of $1,000 for each meeting attended of a committee of the Board of Directors if such committee meeting is not held in conjunction with a meeting of the Board of Directors. All directors are reimbursed for expenses incurred in attending such meetings. In lieu of compensation for attending each meeting, Mr. Levy receives health insurance coverage for himself and his dependants.

      Non-employee directors are eligible to receive option grants pursuant to Pixar’s 1995 Director Option Plan (the “Director Plan”) which was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. A total of 400,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of July 31, 2003, 110,000 shares remained available for future grant under the Director Plan.

      The Director Plan provides for an automatic grant of an option to purchase 30,000 shares of Common Stock (the “First Option”) to each non-employee director who first becomes a non-employee director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the Director Plan on the date on which such person first becomes a non-employee director. Beginning on the third anniversary of the date he or she became an outside director, each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock (a “Subsequent Option”) each year on the date of such anniversary, provided he or she is then a non-employee director. Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. First Options and each Subsequent Option will have a term of 10 years. One-third of the shares subject to a First Option will vest one year after its date of grant and an additional one-third will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant, provided that the optionee continues to serve as a director on such date. The exercise prices of the First Option and each Subsequent Option will be 100% of the fair market value per share of Pixar’s Common Stock on the date of the grant of the option.

      Mr. Sonsini was granted a Subsequent Option in April 2002 at an exercise price of $40.07 per share. Mr. Levy was granted a Subsequent Option in May 2002 at an exercise price of $43.27 per share. Messrs. Brittenham and Graziano were each granted Subsequent Options in September 2002 at an exercise price of $48.48 per share. Mr. Wadsworth was granted a First Option in December 2002 at an exercise price of $58.62 per share. Mr. Roth and Mr. Wadsworth, non-employee directors of Pixar, will be eligible for Subsequent Options under the Director Plan on the third anniversary of the dates they became non-employee directors. Messrs. Sonsini, Levy, Brittenham and Graziano, also non-employee directors, are eligible for Subsequent Options each year on the anniversary of the dates they became directors.

Required Vote

      The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

Recommendation

      The Board of Directors recommends that Shareholders vote “for” the re-election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the financial statements of Pixar for the fiscal year ending January 3, 2004. KPMG LLP has audited Pixar’s financial statements since Pixar’s inception. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Required Vote

      The Board of Directors has conditioned its appointment of Pixar’s independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the shareholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

Recommendation

      The Board of Directors recommends that Shareholders vote “for” the ratification of the appointment of KPMG LLP as Pixar’s Independent Auditors.

Fee Disclosure

      In addition to performing the audit of Pixar’s financial statements, KPMG LLP provided various other services during fiscal year 2002. The aggregate fees billed for fiscal year 2002 for each of the following categories of services are as follows:

Audit fees(1)	$215,290
Audit related fees(2)	—
Tax fees(3)	173,339
All other fees(4)	7,355

Total	$395,984

(1)	“Audit fees” includes fees for audit services principally related to the year-end examination and the quarterly reviews of Pixar’s financial statements, consultation on matters that arise during a review or audit, and reviews of SEC filings.

(2)	“Audit related fees” includes fees which are for assurance and related services other than those included in Audit fees.

(3)	“Tax fees” includes fees for tax compliance and advice.

(4)	“All other fees” includes fees for all other non-audit services, principally for internal audit services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of Common Stock of Pixar as of July 23, 2003 for the following: (i) each person who is known by Pixar to own beneficially more than 5% of the outstanding shares of Pixar’s Common Stock; (ii) each of Pixar’s directors; (iii) each of the Named Officers (as defined in the Summary Compensation Table); and (iv) all directors and executive officers of Pixar as a group.

	Number of	Percent of
Name of Beneficial Owner	Shares(1)	Total(1)

Steve Jobs	30,000,001	55.02%
c/o Pixar
1200 Park Avenue
Emeryville, CA 94608
The TCW Group, Inc.(2)	8,326,784	15.27%
865 South Figueroa Street
Los Angeles, CA 90017
Entities affiliated with FMR Corp.(3)	3,009,800	5.52%
82 Devonshire Street
Boston, MA 02109
John Lasseter(4)	531,499	*
Edwin E. Catmull(5)	488,800	*
Sarah McArthur(6)	120,000	*
Ann Mather(7)	125,000	*
Lawrence B. Levy(8)	35,010	*
Larry W. Sonsini(9)	54,528	*
Skip M. Brittenham(10)	80,000	*
Joseph A. Graziano(11)	50,000	*
Joe Roth(12)	20,000	*
John S. Wadsworth, Jr.	—	*
All directors and executive officers as a group (11 persons)(13)	31,504,838	56.79%

*	Represents less than 1% of the total.

(1)	Based on 54,522,506 shares outstanding on July 23, 2003. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 23, 2003 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	As indicated in the Schedule 13G filed by The TCW Group, Inc. pursuant to the Exchange Act on February 5, 2003.

(3)	As indicated in the Form 13F filed by FMR Corp. pursuant to the Exchange Act on May 15, 2003. The following natural persons exercise dispositive power for the shares held by entities affiliated with FMR Corp.: Edward C. Johnson 3d and Abigail P. Johnson.

(4)	Includes 300,009 shares subject to options that are exercisable within 60 days of July 23, 2003.

(5)	Includes 200,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(6)	Includes 120,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(7)	Includes 125,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(8)	Includes 10,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(9)	Includes 50,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(10)	Includes 80,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(11)	Includes 50,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(12)	Includes 20,000 shares subject to options that are exercisable within 60 days of July 23, 2003.

(13)	Includes 955,009 shares subject to options that are exercisable within 60 days of July 23, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act (“Section 16(a)”) requires Pixar’s executive officers, directors and persons who own more than 10% of Pixar’s Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish Pixar with copies of all such forms that they file.

      Based solely on its review of the copies of such forms received by Pixar and written representations from certain reporting persons that no Forms 5 were required for such persons, Pixar believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Pixar’s Compensation Committee was formed in October 1995 and currently consists of Messrs. Graziano and Wadsworth. No interlocking relationship exists between any member of Pixar’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pixar.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of December 28, 2002.

Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
Plan category	Warrants and Rights	Warrants and Rights	the First Column)

Equity compensation plans approved by security holders	11,183,319	$28.87	476,880(1)
Equity compensation plans not approved by security holders	—	—	—

Total	11,183,319	$28.87	476,880(1)

(1)	The Company’s 1995 Stock Plan incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the 1995 Stock Plan will increase by a number of shares equal to 3% of the total issued and outstanding shares as of that date. Pursuant to the evergreen formula, 1,586,832 shares were added to the shares reserved for issuance on January 1, 2003.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table shows, as to the Chief Executive Officer and each of the four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the “Named Officers”), information concerning compensation paid for services to Pixar in all capacities during the last three fiscal years.

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)	Compensation($)

Steve Jobs	2002	$52	$—		—	$—
Chairman, Chief Executive Officer	2001	52	—		—	—
	2000	52	—		—	—
Edwin E. Catmull	2002	521,950	43,334		—	2,000	(3)
President	2001	498,088	—		—	2,000	(3)
	2000	392,793	—		500,000	—
Ann Mather	2002	432,474	36,401		—	2,000	(3)
Executive Vice President, and	2001	416,074	—		—	2,000	(3)
Chief Financial Officer	2000	400,005	—		—	—
John Lasseter	2002	2,595,542	—		—	2,000	(3)
Executive Vice President, Creative	2001	2,122,694	5,000,000	(1)	—	573,044	(2)
	2000	879,567	600,000		1,000,000	—
Sarah McArthur	2002	437,308	36,401		—	2,000	(3)
Executive Vice President, Production	2001	419,246	—		—	2,000	(3)
	2000	392,793	—		—	—

(1)	This amount includes $60,000 that was paid to a third party.

(2)	This amount includes $332,947 paid in lieu of vacation, $238,097 paid in lieu of a sabbatical and $2,000 employer 401K match.

(3)	Commencing January 1, 2001, maximum employer matching contribution under the Company’s 401K plan.

Option Grants in Last Fiscal Year

      No options were granted to the Named Officers during fiscal 2002.

Option Exercises and Holdings

      The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during fiscal 2002, and the number of shares subject to both exercisable and unexercisable stock options as of December 28, 2002. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pixar’s Common Stock as of December 28, 2002.

Aggregated Option Exercises in Fiscal 2002 and

Fiscal 2002 Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Fiscal Year End		At Fiscal Year End($)(1)
	On	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Jobs	—	$—	—	—	$—	$—
Edwin E. Catmull	25,000	808,471	100,000	375,000	2,679,000	10,046,250
Ann Mather	375,000	7,197,845	—	125,000	—	2,419,063
John Lasseter	210,000	9,361,886	380,007	799,993	13,173,763	21,431,812
Sarah McArthur	40,000	1,602,576	100,000	150,000	3,622,750	4,787,250

(1)	Market value of underlying securities based on the closing price of Pixar’s Common Stock on December 27, 2002 (the last trading day of fiscal 2002) on the Nasdaq National Market of $53.29 minus the exercise price.

Employment Agreements

      In March 2001, we entered into an employment agreement with John Lasseter (the “Employment Agreement”), which has a term of 10 years. The Employment Agreement supercedes our prior employment agreement with Mr. Lasseter, which was entered into in February 1997. Pursuant to the Employment Agreement, Mr. Lasseter received a signing bonus of $5,000,000, of which $60,000 was paid to a third party. The Employment Agreement provided for an initial annual salary of $2,500,000 with 5% annual increases. In connection with the Employment Agreement, Mr. Lasseter was previously granted an option to purchase 1,000,000 shares of our common stock at the fair market value on the date of such grant. The option vests on an equal monthly basis over the ten-year term of the agreement, except for options that vest on the last month will vest on the penultimate month of this ten-year period. Under the Employment Agreement, Mr. Lasseter will direct three Feature Films (a Feature Film is defined as a feature-length animated motion picture) and he has the option to direct certain sequels to Feature Films he has directed if we elect to produce such sequels within 12 years of the initial release of the applicable Feature Film. In addition, at our request, Mr. Lasseter will provide writing services and supervisory services to create stories, treatments and screenplays for Feature Films, and Mr. Lasseter will also provide executive producing services on Feature Films, made-for-home videos and short-subject motion pictures that Mr. Lasseter does not direct. During the term of the Employment Agreement, Mr. Lasseter is prohibited from accepting other employment and from becoming financially interested or associated with any entity engaged in a related or competitive business. We can terminate the Employment Agreement at any time for any reason. If we terminate Mr. Lasseter’s employment without cause, we must (1) pay an amount equal to 75% of the balance of the salary Mr. Lasseter would have earned through the remainder of the term of the Employment Agreement and (2) accelerate the unvested portion of Mr. Lasseter’s option so that the option would be exercisable in full. In addition, Mr. Lasseter would be able to accept employment with any third party.

CERTAIN TRANSACTIONS

      Pixar has engaged the law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman (“Ziffren”) to handle certain matters. Skip M. Brittenham, a director of Pixar, is a senior partner of the firm. Pixar has also engaged the law firm of Wilson Sonsini Goodrich & Rosati (“WSGR”) to handle certain legal matters. Larry W. Sonsini, a director of Pixar, is Chairman and Chief Executive Officer of the firm. We also have obligations to pay portions of any revenue derived from each feature film produced under the Co-Production Agreement to Ziffren in consideration for services rendered. Payments by Pixar to each of Ziffren and WSGR did not exceed five percent of either law firm’s respective gross revenues in the last fiscal year of either such firm.

      In 2002, Pixar began reimbursing our Chief Executive Officer, Steve Jobs, for expenses incurred by Mr. Jobs in the operation of his private plane when used for Pixar business. During 2002, Pixar recognized a total of approximately $89,000 of such expenses. In June 2003, Pixar and Mr. Jobs formalized this arrangement and entered into a Reimbursement Agreement for the reimbursement of expenses incurred by Mr. Jobs in the operation of his private plane when used for Pixar business.

      Pixar believes that all of the transactions set forth above were made on terms no less favorable to Pixar than could have been obtained from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The primary role of the Audit Committee is to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process. The Board of Directors has determined that each member of the Audit Committee is “independent” as required by the listing standards of the Nasdaq National Market. The Board of Directors has adopted a written charter of the Audit Committee. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KPMG LLP, its independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; and

•	considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the auditor’s independence.

      Based upon the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS*

Joseph A. Graziano
Larry W. Sonsini
John S. Wadsworth, Jr.

*	Messrs. Graziano, Sonsini and Wadsworth were members of the Audit Committee when it recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002. Messrs. Graziano, Levy and Wadsworth currently comprise the Audit Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors (the “Committee”) was formed in October 1995 and is responsible for reviewing the compensation and benefits for Pixar’s executive officers, as well as supervising and making recommendations to the Board of Directors on compensation matters generally. The Committee also administers Pixar’s stock option plans and makes grants to executive officers under the 1995 Stock Plan.

Compensation Philosophy

      The Committee’s compensation philosophy is to provide cash and equity incentives to Pixar’s executive officers and other employees to attract personnel of the highest caliber in order to maintain Pixar’s competitive position. The goals of the Committee are to:

•	attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Pixar;

•	align the compensation of executive officers with business objectives and performance; and

•	align incentives for executive officers with the interests of shareholders in maximizing value.

      Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million to our Named Officers. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

Elements of Compensation

      The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

      Base Compensation is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. Mr. Lasseter is compensated pursuant to an employment agreement. See “Executive Officer Compensation — Employment Agreements.” The compensation of the other executive officers, except for the Chief Executive Officer who received $52.00 in fiscal 2002, is reviewed annually by the Committee and increased on the basis of performance, Pixar’s financial results for the previous year and competitive conditions.

      Long-Term Incentive Compensation is provided through grants of stock options pursuant to Pixar’s 1995 Stock Plan. Ownership of Pixar’s Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Pixar are eligible to participate in the 1995 Stock Plan. The 1995 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board of Directors or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee’s continuing service to the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the shareholders.

Compensation of the Chief Executive Officer

      Pixar’s Chief Executive Officer received $52.00 in compensation for his services in fiscal 2002.

THE BOARD OF DIRECTORS

Steve Jobs
Edwin E. Catmull
Skip M. Brittenham
Joseph A. Graziano
Lawrence B. Levy
Joe Roth
Larry W. Sonsini
John S. Wadsworth, Jr.

PIXAR STOCK PRICE PERFORMANCE GRAPH

      The following graph compares Pixar’s cumulative total shareholder return with those of the Nasdaq Stock Market Index-U.S., the Standard & Poor’s Movies and Entertainment Index (formerly known as the Standard & Poor’s Entertainment Index) and the Standard & Poor’s Information Technology Index. The graph assumes that $100 was invested on November 29, 1995 (the date of Pixar’s initial public offering) in (i) Pixar’s Common Stock and (ii) in each of the indices as noted below, including reinvestment of dividends. No dividends have been paid or declared on Pixar’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of 91-Month Cumulative Total Return*

*	$100 invested on 11/29/95 in stock or on 10/31/95 in index, including reinvestment of dividends.

OTHER MATTERS

      Pixar knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Pixar may recommend.

      It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

THE BOARD OF DIRECTORS

Emeryville, California

August 15, 2003

APPENDIX A

DETACH HERE

PROXY

PIXAR

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 15, 2003, and hereby appoints Steve Jobs and Ann Mather, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Annual Meeting of Shareholders of PIXAR to be held on September 5, 2003 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors.

								FOR	AGAINST	ABSTAIN
1.	Election of eight Directors.					2.	Proposal to ratify the appointment of KPMG LLP as Pixar’s independent auditors for the fiscal year ending January 3, 2004.	☐	☐	☐
	NOMINEES:	(01) Steve Jobs, (02) Edwin E. Catmull, (03) Skip M. Brittenham, (04) Joseph A. Graziano, (05) Lawrence B. Levy, (06) Joe Roth, (07) Larry W. Sonsini and (08) John S. Wadsworth, Jr.

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
	☐	For all nominees except as noted above					We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please mark the box at right when you return your proxy.			☐

Please sign exactly as your name appears on your stock certificate. If the stock is held by jointly tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles.

Signature:	Date:	Signature:	Date: